                                                                     Exhibit 2.6


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered
                                                 ---------
into this 22nd day of February, 2002, by and between GAMECO, INC., a Delaware corporation ("GAMECO"), and JACOBS ENTERTAINMENT, INC., an Ohio corporation
              ------
("JEI").
  ---

                                    RECITALS

         A. JEI desires to be merged into GAMECO and upon such merger to be extinguished and to have its existence as a separate entity terminated; and

         B. GAMECO desires to merge with JEI and to be the surviving entity following such merger.

         NOW, THEREFORE, in consideration of the mutual covenants, promises and representations contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. RECITALS: The foregoing recitals are incorporated herein as if fully rewritten herein.

         2.       MERGER:

                  a. On the Effective Date (as hereinafter defined), pursuant to the terms and conditions contained in this Agreement:
                      (i) JEI will be merged into GAMECO; (ii) the separate existence of JEI shall cease; (iii) GAMECO shall continue in existence; and (iv) such merger shall in all respects have the effect provided for in Sections 251, et seq. of the Delaware General Corporation Law, including, but not limited to, Section 252 of the same, as well as Sections 1701.01, et seq. of the Ohio Revised Code, including, but not limited to, Section 1701.79.

                  b. Prior to, from and after the Effective Date, JEI and GAMECO shall take all actions as shall be necessary or appropriate in order to effectuate the merger. If at any time after the Effective Date GAMECO shall determine or be advised that any further assignments, documents, agreements, instruments, conveyances or assurances are necessary or desirable to effect the merger contemplated herein, the duly authorized officers or directors of GAMECO shall be and are hereby authorized on behalf of JEI to execute and deliver any such assignments, documents, agreements, instruments, conveyances or assurances in the name, place and stead of JEI to be wholly binding upon JEI and to do all things and take any actions necessary and proper to carry out the terms and conditions hereof.

         3.       TERMS OF MERGER:  On the Effective Date:

                  a. Each share of JEI common stock issued and outstanding immediately prior to the merger shall be converted into and become one (1) share of GAMECO; and each share of JEI common stock unissued or held in the treasury of JEI shall be deemed cancelled, and no shares of GAMECO shall be issued for such unissued or treasury stock.

                  b. JEI represents and warrants that: (i) there shall exist one shareholder of JEI common stock, to-wit; Jeffrey P. Jacobs; (ii) there shall be no other shares of JEI stock issued, authorized or outstanding other than common stock; and (iii) there shall exist no options, warrants or conversion rights attached to or regarding any JEI common stock.

                  c. JEI shall cause Jeffrey P. Jacobs to deliver certificates representing the outstanding common stock of JEI to GAMECO duly marked as "cancelled". Until delivery of the foregoing certificates, each such certificate issued prior to the Effective Date representing common shares of JEI shall be deemed and treated for all purposes, on and after the effective date, as representing one (1) share of GAMECO common stock.

                  d. Immediately upon delivery of the certificates representing JEI common stock, GAMECO shall deliver to Jeffrey P. Jacobs a certificate for 1 share of common stock in GAMECO to be duly issued and delivered to Jeffrey P. Jacobs or his designee.

         4. CERTIFICATE OF INCORPORATION AND BY-LAWS: From and after the Effective Date and until thereafter amended or modified by law, the Certificate of Incorporation and By-laws of GAMECO, as in effect immediately preceding the Effective Date, shall be and remain the Certificate of Incorporation and By-Laws of the surviving corporation: GAMECO.

         5. DIRECTORS AND OFFICERS: The persons who are the duly elected and appointed directors and officers of GAMECO immediately preceding the merger shall continue as the directors and officers of GAMECO following the merger and shall hold their respective offices as provided in the Certificate of Incorporation and By-laws of GAMECO.

         6.       STOCKHOLDER APPROVAL, EFFECTIVE DATE:

                  a. By their signatures below, the undersigned, being all of the shareholders and directors of GAMECO and JEI, respectively, do herewith approve and adopt this Agreement for and on behalf of themselves, individually, and on behalf of their respective corporations.

                  b. The undersigned shareholders and directors do herewith authorize Jeffrey P. Jacobs, as a director and president of both GAMECO and JEI, to execute this Agreement on behalf of each of GAMECO and JEI, individually, and to further execute the certificates of merger, attached hereto as Exhibits A and B, on behalf of each of GAMECO and JEI (collectively "Certificates").
                                             ------------

                  c. The undersigned shareholders and directors, by their signatures hereon, do herewith authorize Jeffrey P. Jacobs, as a director and president of both GAMECO and JEI, to execute such additional documents and instruments as may be necessary, in his sole discretion, to implement and carry out the merger contemplated by this Agreement and to do and take all such other actions as may be necessary to carry out the other terms and conditions of this Agreement.

                  d. The undersigned shareholders and directors agree that any third party may rely upon the representations contained in this Section 6 without further action of either GAMECO or JEI and that the power and authority granted herein shall remain in full force and effect notwithstanding the death or incapacitation of any signatory hereto.

                  e. The undersigned do herewith waive any requirements of notice and a meeting prior to the effectiveness of the merger contemplated herein.

                  f. The "Effective Date", as used in this Agreement, shall be the 22nd day of February, 2002.

                  g. Upon or following the Effective Date, as shall be appropriate in his sole judgment, Jeffrey P. Jacobs shall cause the Certificates to be duly executed and filed with the appropriate state officials.

                  h. The directors of each of GAMECO and JEI may abandon this Agreement prior to the Effective Date, in writing, without the approval of the undersigned shareholders.

         7.       CONSENT TO SERVICE AND IRREVOCABLE APPOINTMENT OF STATUTORY
                  AGENT: GAMECO herewith consents to be sued and served with process in the State of Ohio. Further, subject to Section 8 below, GAMECO does herewith irrevocably appoint the Secretary of State for the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio if: (a) the agent appointed pursuant to Section 8 below cannot be found;
                  (b) GAMECO fails to designate another agent when required to do so; or (c) GAMECO's license or registration to do business in Ohio expires or is canceled.

         8.       APPLICATION OF GAMECO TO TRANSACT BUSINESS WITHIN THE STATE OF
                  OHIO: On the Effective Date, GAMECO shall, as part of its merger certificate, make application to conduct business as a foreign corporation within the State of Ohio. GAMECO does herewith appoint:

                           HL Statutory Agent, Inc.
                           3300 BP Tower
                           200 Public Square
                           Cleveland, Ohio 44114

                  to serve as its statutory agent for the service of any process, notice or demand within the State of Ohio.

         9. ADDRESS OF SURVIVING CORPORATION: The address, in the State of Delaware, of GAMECO following the Effective Date shall be:

                             GAMECO, INC.,
                             The Corporation Trust Center
                             1209 Orange Street
                             Wilmington, Delaware 19801

                  and GAMECO's statutory agent at such location shall be:

                            The Corporation Trust Company.

         10.      MISCELLANEOUS:

                  a. Amendments; Waiver: This Agreement may not be modified or amended except by written instrument executed by all parties. No waiver of any provision or condition hereof shall be effective unless evidenced by an instrument, in writing, duly executed by the party granting such waiver. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  b. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, executors, administrators, successors and assigns. Anything herein to the contrary notwithstanding, the parties hereto acknowledge that the foregoing is intended to be for the benefit of the parties and their respective heirs, personal representatives, executors, administrators, successors and assigns, and except for the foregoing, no third party shall be entitled to any rights, benefits or privileges with respect hereto.

                  c. Heading: The headings used herein are for convenience of reference only and do not form a part hereof and do not in any manner modify, interpret or set forth the intentions of the parties.

                  d. Exhibits: The exhibits attached to and referenced in this Agreement are a part of this Agreement as if fully rewritten herein.

                  e. Entire Agreement: This Agreement and the Exhibits attached hereto contain the entire agreement between the parties with respect to the transactions and merger contemplated herein and supercede all previous written or oral negotiations, commitments or writings.

                  f. Counterparts: This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall constitute one and the same original.

                  g. Governing Law: This Agreement shall be governed by and construed under the internal laws of the State of Delaware and where applicable the laws of the State of Ohio. In the event of a conflict between the laws of the States of Delaware and Ohio, the laws of the State of Delaware shall be controlling.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the date first written above.

Witnesses:                               "GAMECO"

                                         GAMECO, INC., a Delaware corporation


___/s/ Linda B. Boschen_____________     By:___/s/ Jeffrey P. Jacobs____________
Printed Name:__Linda B. Boschen_____     Jeffrey P. Jacobs, President

___/s/ Janet Bonneau________________
Printed Name:__ Janet Bonneau ______


                                         As to Sections 4, 5 and 6:

                                         by its directors:


___/s/ Linda B. Boschen_____________     By:___/s/ Jeffrey P. Jacobs____________
Printed Name:__Linda B. Boschen_____     Jeffrey P. Jacobs, Director

___/s/ Janet Bonneau________________
Printed Name:__ Janet Bonneau ______

                                         and:

__/s/ Charla J. Clinage_____________     __/s/ Richard E. Jacobs _____
Printed Name:__ Charla J. Clinage __     Richard E. Jacobs, Director


____________________________________
Printed Name:_______________________

                                         and by its shareholders:


___/s/ Linda B. Boschen_____________     By:___/s/ Jeffrey P. Jacobs____________
Printed Name:__Linda B. Boschen_____     Jeffrey P. Jacobs

___/s/ Janet Bonneau________________
Printed Name:_ Janet Bonneau _______

                                         The Richard E. Jacobs Revocable
                                         Living Trust, dated April 23, 1987


__/s/ Charla J. Clinage_____________     By:__/s/ Richard E. Jacobs_____________
Printed Name:_ Charla J. Clinage ___              Richard E. Jacobs, Trustee

____________________________________
Printed Name:_______________________



                                         "JEI"

                                         Jacobs Entertainment, Inc., an Ohio
                                         corporation

___/s/ Linda B. Boschen_____________     By:___/s/ Jeffrey P. Jacobs____________
Printed Name:__Linda B. Boschen_____     Jeffrey P. Jacobs, President

___/s/ Janet Bonneau________________
Printed Name:_ Janet Bonneau _______







                                         As to Sections 4, 5 and 6:

                                         by its sole director:


___/s/ Linda B. Boschen_____________     By:___/s/ Jeffrey P. Jacobs____________
Printed Name:__Linda B. Boschen_____     Jeffrey P. Jacobs, Director

___/s/ Janet Bonneau________________
Printed Name:_ Janet Bonneau _______


                                         and by its shareholder:


___/s/ Linda B. Boschen_____________     By:___/s/ Jeffrey P. Jacobs____________
Printed Name:__Linda B. Boschen_____     Jeffrey P. Jacobs

STATE OF _Florida_______)
                        ) ss.
COUNTY OF_Palm Beach____)

         BEFORE ME a notary public in and for the aforesaid County and State, did personally appear JEFFREY P. JACOBS, who did execute the foregoing Agreement and Plan of Merger for himself individually, and as: (i) the President, Director and a shareholder of Gameco, Inc., a Delaware corporation; and (ii) the President, Director and shareholder of Jacobs Entertainment, Inc., an Ohio corporation, and did acknowledge that such act was his free act and deed, individually, and as such President, Director and shareholder of each of Gameco, Inc. and Jacobs Entertainment, Inc.

         In witness whereof, I have hereunto subscribed my name this 18th day of February, 2002, at the City of Jupiter, State of Florida.


                                            __ Linda B. Boschen_______________
                                            Notary Public



STATE OF _Ohio__________)
                        ) ss.
COUNTY OF_Cuyahoga______)

         BEFORE ME a notary public in and for the aforesaid County and State, did personally appear RICHARD E. JACOBS, who did execute the foregoing Agreement and Plan of Merger for himself as Trustee of the Richard E. Jacobs Revocable Living Trust, dated April 23, 1987, and individually, and did acknowledge that such act was his free act and deed, individually, and as such Trustee.

         In witness whereof, I have hereunto subscribed my name this 20th day of February, 2002, at the City of Cleveland, State of Ohio.


                                            __Linda K. Moran____________
                                            Notary Public

                                    EXHIBIT A
                       [Certificate of Merger - Delaware]

                       CERTIFICATE OF OWNERSHIP AND MERGER
        [Pursuant to Section 252 of the Delaware General Corporation Law]

  GAMECO, INC., a Delaware corporation (the "Corporation"), does hereby certify:

FIRST: That the Corporation was incorporated and duly organized pursuant to the General Corporation Law of the State of Delaware.

SECOND: That Jacobs Entertainment, Inc. ("JEI") was incorporated and duly organized pursuant to the Revised Code of the State of Ohio.

THIRD: That the Corporation shall be the surviving corporation and that its duly registered name is: GAMECO, INC.

FOURTH: That an Agreement and Plan of Merger (the "Agreement") has been approved, adopted, certified, executed and acknowledged by each of the Corporation and JEI in accordance with Section 252 of the General Corporation Law of the State of Delaware.

FIFTH: That the Agreement is on file at the offices of the Corporation, within the State of Delaware and located at: The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

SIXTH: That a copy of the Agreement will be furnished by the Corporation upon request by and without cost to any stockholder of JEI.

SEVENTH: That prior to the effective date of the merger, as defined in the Agreement, the authorized capital stock of JEI was EIGHT HUNDRED FIFTY
         (850) shares of common stock each being without par value.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized president, this __ day of February, 2002.

                                               GAMECO, INC.,
                                               a Delaware corporation

                                               By:_/s/ Jeffrey P. Jacobs _______
                                               Jeffrey P. Jacobs, President

                                    EXHIBIT B
                         [Certificate of Merger - Ohio]